Exhibit 10.8

AMENDMENT TO THE

ZENAS BIOPHARMA, INC.

2020 EQUITY INCENTIVE PLAN

WHEREAS, pursuant to Section 9 of the 2020 Equity Incentive Plan (as may be amended from time to time, the “Plan”) of Zenas BioPharma, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) are authorized to amend the Plan from time to time; and

WHEREAS, the Board and Stockholders find it desirable and in the best interests of the Company to amend the first sentence of Section 4(a) of the Plan to increase such maximum number of shares available for grant under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Number of Shares. Subject to adjustment as provided in Section 7(b) below, the number of Shares that may be issued in satisfaction of Awards under the Plan is 38,414,424 Shares (the ‘Share Pool’).”

Approved by the Board: May 3, 2024

Approved by the Stockholders: May 3, 2024